EXHIBIT (8)(c)(5)

AMENDMED SCHEDULE A TO PARTICIPATION AGREEMENT DATED

MAY 1, 2020 (FIDELITY)

VARIABLE INSURANCE PRODUCTS FUND I,

VARIABLE INSURANCE PRODUCTS FUND II,

VARIABLE INSURANCE PRODUCTS FUND III,

VARIABLE INSURANCE PRODUCTS FUND IV,

VARIABLE INSURANCE PRODUCTS FUND V,

FIDELITY DISTRIBUTORS COMPANY LLC

and

TRANSAMERICA LIFE INSURANCE COMPANY

Schedule A

Separate Accounts and Associated Contracts

Revised May 1, 2020

Accounts	Products
Fidelity Income Plus	Fidelity Variable Annuity Account

Transamerica Variable Annuity Series

Partners Variable Annuity Series

MEMBERS® Variable Annuity Series

Transamerica AxiomSM II

Transamerica Advisor EliteSM II

Transamerica LandmarkSM Variable Annuity

Transamerica FreedomSM Variable Annuity

Transamerica ExtraSM Variable Annuity

Transamerica Advisor EliteSM Variable Annuity

Transamerica AxiomSM Variable Annuity

Transamerica LibertySM Variable Annuity

MEMBERS® LandmarkSM Variable Annuity

MEMBERS® FreedomSM Variable Annuity

MEMBERS® ExtramSM Variable Annuity

MEMBERS® LibertySM Variable Annuity

Transamerica InspireSM Variable Annuity

Transamerica Variable Annuity I-Share

Transamerica Variable Annuity O-Share

Transamerica B-Share Variable Annuity

Transamerica AxiomSM III Variable Annuity

Transamerica InspireSM II Variable Annuity

Transamerica PrincipiumSM IV Variable Annuity

Transamerica I-Share II Variable Annuity

Separate Account VA B

Retirement Income BuilderSM Variable Annuity Immediate Income BuilderSM Portfolio SelectSM Variable Annuity Retirement Income BuilderSM II Variable Annuity Transamerica Access Variable Annuity	Retirement Builder Variable Annuity Account

Privilege Select Variable Annuity

Premier Asset Builder Variable Annuity

Immediate Income BuilderSM II

Retirement Income BuilderSM IV

Transamerica Opportunity Builder

Transamerica Traditions Variable Annuity

Transamerica PrincipiumSM Variable Annuity

Advantage V	PFL Corporate Account One

PFL Variable Universal Life Policy	PFL Variable Life Account A

Legacy Builder Plus Variable Universal Life Policy	Separate Account VUL A

Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen

Advantage R3 Variable Adjustable Life Insurance Policy	Transamerica Separate Account R3

Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporation Account One

TransMark Optimum Choice® Variable Annuity	Separate Account VA-8

Transamerica Elite Transamerica Journey	Separate Account VUL-3

TransSurvivor	Separate Account VUL-4

TransUltra	Separate Account VUL-5

TransAccumulator VUL TransAccumulator VUL II	Separate Account VUL-6

Variable Protector	Variable Life Account A

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